                                                                   EXHIBIT 10(a)

                                 PERRIGO COMPANY
                       NONQUALIFIED STOCK OPTION AGREEMENT

            (Under the Perrigo Company 2003 Long-Term Incentive Plan)

To: [Employee's Name]

      Re: Notice of Grant of Nonqualified Stock Option

Dear [First_Name>]:

      This is to notify you that Perrigo Company (the "Company") has granted to you a nonqualified stock option under the Perrigo Company 2003 Long-Term Incentive Plan (the "Plan"). The terms and conditions of your nonqualified stock option are set forth in this Nonqualified Stock Option Agreement (the "Agreement").

      1. GRANT. Effective as of (date) (the "Grant Date") and subject to the terms and conditions contained in this Agreement and in the Plan, the Company grants to you a nonqualified stock option (the "Option") to purchase [(total number ] shares of the Company's common stock, without par value ("Common Stock"), at a per-share price of $(price) (the "Option Price"), which is equal to the fair market value (as defined in Section 6(a) of the Plan) of such Common Stock as of the Grant Date.

      2.    TIMING AND DURATION OF EXERCISE.

            (a) The Option shall vest according to the following Vesting Dates and, subject to the requirements of subsection (b) below, may be exercised after such Vesting Dates to purchase the number of shares of Common Stock set forth opposite each such date:

  Vesting Date    Vested Shares
----------------  -------------
Month, day, year  1/5th Shares
Month, day, year  1/5th Shares
Month, day, year  1/5th Shares
Month, day, year  1/5th Shares
Month, day, year  1/5th Shares

      Notwithstanding the above vesting schedule, the Option shall immediately vest in full and, subject to subsection (b) below, may be exercised in whole or in part at any time after (1) the occurrence of a Change of Control (as defined in Plan Section 12(a)) that occurs while you are employed by the Company or one of its subsidiaries, or (2) your death, disability (as defined in Plan Section 11(a)) or retirement (as defined in Plan Section 11(a)). If your employment with the

      Company or its subsidiary is terminated for cause (as defined in Plan
      Section 11(c)), all of your rights under the Option, whether or not vested, shall terminate immediately.

            (b) Except as provided elsewhere in this Agreement, the Option to purchase Vested Shares must be exercised by you, if at all, while you are an employee of the Company or one of its subsidiaries or within three months following the termination of your employment, but in no event after (date + 10 years, minus 1 day) (the "Expiration Date"). If your employment with the Company or its subsidiary is terminated by your retirement (as defined in Plan Section 11(a)), death or disability (as defined in Plan
      Section 11(a)), the Option may thereafter be exercised by you, or in the event of your death, by your estate or your designated beneficiary, or in the event of your disability, by you or your legal representative, at any time prior to the Expiration Date. If you die after termination of employment and during the period in which the Option is exercisable, the right to exercise the Option during such period will be governed by Plan
      Section 11(d). If your employment with the Company or its subsidiary is terminated involuntarily for economic reasons as determined by the Board of Directors or the Committee, the terms of Plan Section 11(c) shall apply.

            Any portion of the Option that is not vested pursuant to this
      Section 2 as of your employment termination date will be forfeited immediately except as otherwise provided in Section 11(d) of the Plan with respect to Options scheduled to vest within 24 months following involuntary termination for economic reasons. If the Option is not exercised as to all of the Vested Shares covered by the Option within the applicable time period and in the manner provided herein, the Option will terminate immediately.

      3. METHOD OF EXERCISE. The Option, or any part of it, shall be exercised by written notice directed to the President, Chief Financial Officer or Secretary of the Company at the Company's principal office in Allegan, Michigan. Such notice must satisfy the following requirements:

            (a) The notice must state the Grant Date, the number of shares of Common Stock subject to the Option, the number of shares of Common Stock with respect to which the Option is being exercised, the person in whose name the stock certificate or certificates for such shares of Common Stock is to be registered and the person's address and Social Security number (or if more than one person, the names, addresses and Social Security numbers of such persons).

            (b) The notice shall be accompanied by check, bank draft, money order or other cash payment, or by delivery of a certificate or certificates, properly endorsed, for shares of Common Stock that you have held for at least six months and that are equivalent in fair market value (as defined in Plan Section 6(a)) on the date of exercise to the Option Price (or any combination of cash and shares), in full payment of the Option Price for the number of shares specified in the notice.

            (c) The notice must be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than you, be accompanied by proof, satisfactory to the Committee, of the right of such person or persons to exercise the Option.

      The exercise may be with respect to any one or more shares of Common Stock covered by the Option (to the extent vested), reserving the remainder for a subsequent timely exercise. The Company shall make prompt delivery of such shares; provided that if any law or regulation requires the Company to take any action with respect to such shares before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to take such action; and provided further that the Company shall have no obligation to deliver any such certificate unless and until appropriate provision has been made for any withholding taxes in respect of such exercise. You may elect to surrender shares of Common Stock previously acquired by you or to have the Company withhold shares that would have otherwise been issued pursuant to the exercise of the Option in order to satisfy all or a portion of any such tax withholding obligation; provided that any withheld shares, or any surrendered shares that you previously acquired from the Company and have held for less than six months, may only be used to satisfy the minimum tax withholding required by law.

      At the time or times you wish to exercise the Option in whole or part, please refer to the above provisions dealing with the methods and formality of exercise of the Option and execute the attached Notice of Exercise of Stock Option and Record of Stock Transfer.

      4. CONDITIONS TO ISSUANCE OF STOCK CERTIFICATES. The shares of stock deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares that have been re-acquired by the Company. Such shares shall be fully paid or nonassessable. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions:

            (a) The admission of such shares to listing on any and all stock exchanges on which such class of stock is then listed;

            (b) The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Committee shall, in its discretion, deem necessary or advisable;

            (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable;

            (d) The payment to the Company of all amounts which, under federal, state or local tax law, it is required to withhold upon exercise of the Option; and

            (e) The lapse of such reasonable period of time following the exercise of the Option as the Committee may from time to time establish for reasons of administrative convenience.

      5. NONTRANSFERABILITY. The Option shall not be transferable other than by will or by the laws of descent and distribution. During your lifetime, the Option shall be exercisable only by you or by your guardian or legal representative in the event of your disability. Not withstanding the forgoing, you may transfer an award to a revocable inter vivos (living) trust created by you, provided you are the sole beneficiary of such trust during your lifetime and, provided further, that any restrictions on the transfer of such award imposed shall apply and extend to the trustee of such trust.

      6. NO RIGHTS AS A STOCKHOLDER. You shall not have any rights as a stockholder with respect to any shares of Common Stock subject to the Option prior to the date of issuance to you of a certificate or certificates for such shares.

      7. OPTION SUBJECT TO PLAN. Enclosed for your review is a copy of the Plan. The granting of the Option is being made pursuant to the Plan and the Option shall be exercisable only in accordance with the applicable terms of the Plan. The Plan contains certain definitions, restrictions, limitations and other terms and conditions all of which shall be applicable to the Option. ALL THE PROVISIONS OF THE PLAN ARE INCORPORATED HEREIN BY REFERENCE AND ARE MADE A PART OF THIS AGREEMENT IN THE SAME MANNER AS IF EACH AND EVERY SUCH PROVISION WERE FULLY WRITTEN INTO THIS AGREEMENT. Should the Plan become void or unenforceable by operation of law or judicial decision, this Agreement shall have no force or effect. Nothing set forth in this Agreement is intended, nor shall any of its provisions be construed, to limit or exclude any definition, restriction, limitation or other term or condition of the Plan as is relevant to this Agreement and as may be specifically applied to it by the Committee. In the event of a conflict in the provisions of this Agreement and the Plan, as a rule of construction the terms of the Plan shall be deemed superior and apply.

      8. ADJUSTMENTS IN EVENT OF CHANGE IN COMMON STOCK. In the event of a stock split, stock dividend, recapitalization, reclassification or combination of shares, merger, sale of assets or similar event, the number and kind of shares subject to the Option, and the Option Price may be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to or available for you.

      9. OPTION SUBJECT TO EMPLOYEE INVENTION AND NONDISCLOSURE AGREEMENT. The granting of this Option and your rights to exercise this Option shall at all times be subject to and conditioned upon your signature and return of the Company's standard Employee Invention and Nondisclosure Agreement that is to be signed by each employee of the Company or a subsidiary of the Company and to your continued compliance with the terms and conditions of the Employee Invention and Nondisclosure Agreement. If at any time you challenge the validity and/or enforceability of the restrictions imposed under the Employee Invention and Nondisclosure Agreement for any reason, whether by legal action, by notice to the Company or otherwise, or if you should otherwise fail or refuse to comply with such restrictions for any reason, your rights under this Agreement shall terminate and this Agreement shall become null and void and of no further force or effect as to any unexercised Options.

      10. GOVERNING LAW AND JURISDICTION. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Michigan. Any proceeding related to or arising out of this Agreement shall be commenced, prosecuted or continued in the Circuit Court in Kent County, Michigan located in Grand Rapids, Michigan or in the United Stated District Court for the Western District of Michigan, and in any appellate court thereof.

                                      ****

      We look forward to your continuing contribution to the growth of the Company. Please acknowledge your receipt of the Plan and the Option on the enclosed copy of this Agreement, and return it to us.

Date                                 Very truly yours,

                                     ___________________________________________
                                     Douglas R. Schrank, Chief Financial Officer

                            ACKNOWLEDGMENT OF RECEIPT

            I acknowledge receipt of the Perrigo Company 2003 Long-Term Incentive Plan (the "Plan") provided to me on (date). I further acknowledge receipt of this Nonqualified Stock Option Agreement and agree to the terms and conditions expressed herein and in the Plan.

(Month)___, year                           _____________________________________
                                           [Employee's Name]